Form N-SAR,
Sub-Item 77Q1(d)
Copies of any constituent
instruments defining the
rights of shareholders


Nuveen California AMT-Free Municipal Income Fund
811-21212



The rights of the holders of each series of Preferred securities are described in the Statement Establishing and Fixing the Rights and Preferences of Variable Rate
Demand Preferred Shares. This instrument is incorporated by reference for this Sub-Item 77Q1(d), filed as Appendix C to the SEC filing on Form 497 on February 3, 2014, Accession No. 0001193125-14-
033172.